UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

DICKIE WALKER MARINE, INC.

(Exact name of registrant specified in charter)

Delaware	000-49819	33-0931599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway

Oceanside CA 92054

(Address of principal executive offices) (Zip Code)

(760) 450-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

As announced in our press release of November 7, 2005, Dickie Walker and Intelligent Energy agreed to terminate the Acquisition Agreement dated February 3, 2005. The Mutual Release Agreement was contingent upon receipt of a cash payment by Intelligent Energy to Dickie Walker of $500,000. Payment was received on November 1, 2005.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

James R. Smith resigned from the Company’s Board of Directors effective November 4, 2005. Mr. Smith cited personal reasons for his decision to resign from the board.

Norman L. Lefkovits, Jr. resigned from the Company’s Board of Directors effective November 4, 2005. Mr. Lefkovits cited personal reasons for his decision to resign from the board.

Raymond W. Grimm, Jr. was elected to the Company’s Board of Directors effective November 4, 2005. Mr. Grimm is a member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Item 8.01 — Other Events.

On November 7, 2005, Dickie Walker Marine, Inc. issued a press release providing an update on the previously announced mutual release agreement between Dickie Walker and Intelligent Energy Holdings, Plc and management’s future business plans. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
99.1	Press release issued November 7, 2005 announcing the receipt of funds and providing a business update.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICKIE WALKER MARINE, INC.

Date: November 7, 2005	By:	/s/ Gerald W. Montiel
Gerald W. Montiel
Chairman, Chief Executive Officer and President
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued November 7, 2005 announcing the receipt of funds and providing a business update.